EXHIBIT 99.J

DELOITTE

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Southern Company Annual Report on Form U-5S to the Securities and Exchange Commission, filed pursuant to the Public Utility Holding Company Act of 1935, for the year ended December 31, 2003, of our reports dated March 1, 2004 (which reports on the financial statements of Southern Company, Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, and Savannah Electric and Power Company express an unqualified opinion and include an explanatory paragraph relating to the change in the method of accounting for asset retirement obligations), appearing in the Annual Report on Form 10-K to the Securities and Exchange Commission of Southern Company relating to the consolidated financial statements of Southern Company and to the financial statements of its subsidiaries (Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, and Southern Power Company) for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

April 16, 2004